Exhibit 23.2

CONSENT OF ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-4, our report dated February 5, 2004, relating to the consolidated financial statements of Centennial Bank Holdings, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    FORTNER, BAYENS, LEVKULICH & CO., P.C.

FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado

August 2, 2005